May 26, 2006
06-15

Please be advised that as of the open of trading today, Friday,May, 26, 2006. American Mold Guard, Inc. will begin to trade its common stock (AML) cusip 2755R1 02 3
and warrants, Class A(AML&L) cusip 2756R1 10 6 and Class B (AML&Z) cusip 2756R1 28 8. The units of American Mold Guard (AML/U) cusip 02756R 20 1 will cease to trade.
_____________________________________________________________


Bulletin No. 06-14 Date April 27, 2006

Notice of Admission to Dealings
New Primary Issue

American Mold Guard, Inc.

Securities to be Listed:	1,350,000 Units

Admission to Dealings Date:	April 27, 2006

Symbol and Cusip Number:	AML/U  02756R 20 1

Specialist Firm:			Commonwealth Financial

Business:
	American Mold Guard, Inc. provides mold prevention and restoration services to the residential home building industry. American Mold Guard's solution to the problem of mold contamination involves removing all visible mold contamination from wood, concrete and other construction materials and applying a surface coating solution that prevents microbes from growing on treated surfaces.

Company Contact Name and Title:
Thomas Blakeley, Chief Executive Officer

Address:
American Mold Guard, Inc.
30200 Rancho Viejo Road
Suite G
San Juan Capistrano, CA 92675
Telephone: (949) 240-5144
Transfer Agent and Registrar: U.S. Stock Transfer
Corporation


Anthony K. Stankiewicz, Esq.
Corporate Secretary's Office